CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the
  use of our report dated December 16, 2005, in the Registration Statement and related Prospectus of the UBS Pathfinders Trust, Treasury and Growth Stock Series Twenty Eight.
  /s/ ERNST & YOUNG LLP
  New York, New York
  December 21, 2005